Exhibit 99.1

FOR IMMEDIATE RELEASE

May 11, 2010

Media Relations Contact:

Andrew Shane

972/453-6473

andrew.shane@supermedia.com

Investor Relations Contact:

Cliff Wilson

972/453-6188

cliff.wilson@supermedia.com

SuperMedia Announces Q1 2010 Results

DALLAS — SuperMedia (NASDAQ:SPMD), a leading advertising agency for local small- to medium-sized businesses across the United States, today announced its financial results for the first quarter 2010.

“With our financial restructuring more than 100 days behind us we are encouraged by the progress we have made so far this year,” said Scott W. Klein, chief executive officer of SuperMedia. “While there is certainly additional work ahead of us and plans that must be successfully executed, overall results for the first quarter were consistent with the view of the business we discussed earlier in the year.  We are encouraged by the early indicators we are seeing. Because of the nature and timing of our business cycle, it will take more time for the benefits of our continuing transformation to impact the financial results.”

Klein added, “I often say we are not your father’s yellow pages. Consumers and businesses are starting to see this through continued upward trending in possession and usage of our top directories, ongoing evolution of our offerings in Internet, mobile and direct mail - all supported by our game-changing SuperGuarantee® program - as well as a renewed commitment to exceeding client expectations by our SuperPromise 365 program.”

Klein continued, “With respect to controlling our costs and improving sales processes, the programs we’ve initiated over the last 18 months continue to drive cost efficiencies.  With regard to revenue, because of our sales cycle, Q1 advertising sales reflect activity primarily from the third and fourth quarters of last year.  As a result, both amortized financial statement revenues and Q1 advertising sales trends, consistent with the second half of 2009, were still impacted by the economic cycle of the last 18-24 months faced by small and medium size businesses.”

Financial Summary

SuperMedia reports financial results on a GAAP basis and on a non-GAAP basis, referred to as “adjusted pro forma”. The adjusted pro forma basis measures are described and are reconciled to the corresponding GAAP measures in the accompanying financial schedules. These results were adjusted for the impacts of fresh start accounting and certain unique costs including reorganization items, restructuring costs and other non-recurring costs.

Adjusted pro forma revenue for Q1 2010 was $533 million, versus $674 million for Q1 2009, a decline of 20.9 percent.

On an adjusted pro forma basis, Q1 2010 earnings before interest, taxes, depreciation and amortization (EBITDA) declined 24.5 percent to $163 million with a margin of 30.6 percent compared to Q1 2009 EBITDA of $216 million with an EBITDA margin of 32.0 percent Advertising sales in Q1 2010 declined 20.6 percent compared to Q1 2009.

Webcast Information

Individuals within the United States can access the earnings call by dialing 888/603-6873. International participants should dial 973/582-2706. The pass code for the call is: 69826861. In order to ensure a prompt start time, please dial into the call by 9:50am (Eastern). A replay of the teleconference will be available at 800/642-1687.  International callers can access the replay by calling 706/645-9291. The replay pass code is 69826861. The replay will be available through May 25, 2010. In addition, a live webcast will be available on SuperMedia’s website in the Investor Relations section at www.supermedia.com.

Non-GAAP Measures

In connection with SuperMedia’s emergence from bankruptcy on December 31, 2009, and the application of fresh start accounting, the post-emergence results of the successor company for the three months ended March 31, 2010 and the pre-emergence results of the predecessor company for the three month ended March 31, 2009 are presented separately as successor and predecessor results in the financial statements presented in accordance with generally accepted accounting principles (GAAP). This presentation is required by GAAP as the successor company is considered to be a new entity and the results of the new entity reflect the application of fresh start accounting. For the readers’ convenience, the financial information accompanying this release provides a reconciliation of GAAP to non-GAAP adjusted pro forma results.

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Forward-Looking Statements

Certain statements included in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that include the words “believe,” “will,” “would,” “anticipate,” and similar expressions identify forward-looking statements.  You should not place undue reliance on these statements. These forward-looking statements include statements that reflect the current views of our management with respect to our financial performance and future events with respect to our business and industry in general.  Forward-looking statements address matters that involve risks and uncertainties.  Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements.  We believe that these factors include, but are not limited to, the risks related to the following:

•      our post-restructuring financial condition, financing requirements, prospects and cash flow;

•      the inability to provide assurance for the long-term continued viability of our business;

•      limitations on our operating and strategic flexibility and the ability to operate our business, finance our capital needs or expand business strategies under the terms of our debt instruments;

•      results from any failure to comply with the financial covenants and other provisions and restrictions of our debt agreements;

•      access to capital markets and increased borrowing costs resulting from our leveraged capital structure and recent debt ratings;

•      reduced advertising spending by our customers and increased contract cancellations in the current economic environment and competition from other yellow pages directories publishers and other traditional and new media;

•      declining use of print yellow pages directories by consumers;

•      our ability to complete the implementation of our plan of reorganization and the discharge of our Chapter 11 bankruptcy cases, including successfully resolving any remaining claims;

•      any negative client, vendor, carrier and third-party responses as a result of implementation of our confirmed plan of reorganization;

•      the impact that the filing for and emerging from Chapter 11 bankruptcy has had and could continue to have on our corporate image, business operations, financial condition, liquidity or cash flow;

•      changes in the availability and cost of paper and other raw materials used to print our directories and our reliance on third-party providers for printing and distribution services;

•      increased credit risk associated with our reliance on small- and medium-sized businesses as clients, in particular in the current economic environment;

•      changes in our operating performance;

•      our ability to attract and retain qualified key personnel;

•      our ability to maintain good relations with our unionized employees;

•      changes in labor, business, political and economic conditions;

•      changes in governmental regulations and policies and actions of regulatory bodies; and

•      the outcome of pending or future litigation and other claims.

If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipated.

For a detailed discussion of these, and other, risks and uncertainties see our periodic filings with the Securities and Exchange Commission, which you may view at www.sec.gov, and in particular, our Annual Report on Form 10-K for the year ending December 31, 2009; and our future filings with the Securities and Exchange Commission.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About SuperMedia Inc.

SuperMedia (NASDAQ:SPMD) is the advertising agency for local small- to medium-sized businesses across the United States. SuperMedia specializes in results. Click-here results. Ring-the-phone results. Knock-on-the-door results.

SuperMedia’s advertising products and services include: the SuperGuarantee® and SuperTradeExchange® programs, Verizon® SuperYellowPages, FairPoint® SuperYellowPages®, Superpages.com®, EveryCarListed.comSM, Switchboard.comSM, LocalSearch.comSM, Superpages MobileSM and SuperpagesDirect® direct mail products. For more information, visit www.supermedia.com.

SPMD-G

SuperMedia Inc.

Consolidated Statements of Operations

Reported (GAAP)

Three Months Ended March 31, 2010 Compared to Three Months Ended March 31, 2009

(dollars in millions, except per share amounts)

	Successor Company	Predecessor Company
Unaudited	3 Mos. Ended 3/31/10	3 Mos. Ended 3/31/09	% Change

Operating Revenue	$154	$674	(77.2)

Operating Expense
Selling	109	197	(44.7)
Cost of sales (exclusive of depreciation and amortization)	89	151	(41.1)
General and administrative	52	124	(58.1)
Depreciation and amortization	48	17	182.4
Total Operating Expense	298	489	(39.1)

Operating Income (Loss)	(144)	185	NM
Interest expense, net	72	154	(53.2)
Income (Loss) Before Reorganization Items and Provision (Benefit) for Income Taxes	(216)	31	NM

Reorganization items	2	396	(99.5)

Income (Loss) Before Provision (Benefit) for Income Taxes	(218)	(365)	(40.3)
Provision (benefit) for income taxes	(75)	(122)	(38.5)
Net Income (Loss)	$(143)	$(243)	(41.2)

Basic and Diluted Earnings (Loss) per Common Share (1)	$(9.56)	$(1.66)	NM
Basic and diluted weighted-average common shares outstanding (in millions)	15	147

These schedules are preliminary and subject to change pending the Company’s filing of its Form 10-Q. As a result of our adoption of fresh start accounting in December 2009, our post-emergence financial results are not comparable to our pre-emergence financial results.

Note:

(1)          Equity based awards granted in 2010 and 2009 had no material impact on the calculation of diluted earnings per common share.

SuperMedia Inc.

Consolidated Statements of Operations

Adjusted Pro Forma and Adjusted (Non-GAAP)(1)

Three Months Ended March 31, 2010 Compared to Three Months Ended March 31, 2009

(dollars in millions, except per share amounts)

	Successor Company	Predecessor Company
Unaudited	3 Mos. Ended 3/31/10	3 Mos. Ended 3/31/09	% Change

Operating Revenue	$533	$674	(20.9)

Operating Expense
Selling	152	197	(22.8)
Cost of sales (exclusive of depreciation and amortization)	138	151	(8.6)
General and administrative	80	110	(27.3)
Depreciation and amortization	48	17	182.4
Total Operating Expense	418	475	(12.0)

Operating Income	115	199	(42.2)
Interest expense, net	72	156	(53.8)
Income Before Reorganization Items and Provision for Income Taxes	43	43	—

Reorganization items	—	—	NM

Income Before Provision for Income Taxes	43	43	—
Provision for income taxes	18	17	5.9
Net Income	$25	$26	(3.8)

Basic and Diluted Earnings per Common Share (2)	$1.69	$0.18	NM
Basic and diluted weighted-average common shares outstanding (in millions)	15	147

Notes:

(1)          These consolidated statements of operations provide a comparison of the three months ended March 31, 2010 adjusted pro forma results to the three months ended March 31, 2009 adjusted results.  The following schedules provide reconciliations from our reported GAAP results to adjusted pro forma and adjusted non-GAAP results for the periods shown above.

(2)          Equity based awards granted in 2010 and 2009 had no material impact on the calculation of diluted earnings per common share.

SuperMedia Inc.

Consolidated Statements of Operations

Reconciliation from Reported (GAAP) to Adjusted Pro Forma (Non-GAAP)

Three Months Ended March 31, 2010

(dollars in millions, except per share amounts)

	Successor Company
							3 Mos. Ended
	3 Mos. Ended				3 Mos. Ended	Pro Forma Items	3/31/10
	3/31/10	Adjustments			3/31/10	Fresh Start	Adjusted
Unaudited	Reported (GAAP)	Restructuring Costs (3)	Reorganization Items (4)	Health Care Reform Act (5)	Adjusted (Non-GAAP)	Accounting Items (6)	Pro Forma (Non-GAAP)

Operating Revenue	$154	$—	$—	$—	$154	$379	$533

Operating Expense
Selling	109	—	—	—	109	43	152
Cost of sales (exclusive of depreciation and amortization)	89	—	—	—	89	49	138
General and administrative	52	(2)	—	—	50	30	80
Depreciation and amortization	48	—	—	—	48	—	48
Total Operating Expense	298	(2)	—	—	296	122	418

Operating Income (Loss)	(144)	2	—	—	(142)	257	115
Interest expense, net	72	—	—	—	72	—	72
Income (Loss) Before Reorganization Items and Provision (Benefit) for Income Taxes	(216)	2	—	—	(214)	257	43

Reorganization items	2	—	(2)	—	—	—	—

Income (Loss) Before Provision (Benefit) for Income Taxes	(218)	2	2	—	(214)	257	43
Provision (benefit) for income taxes	(75)	1	1	(7)	(80)	98	18
Net Income (Loss)	$(143)	$1	$1	$7	$(134)	$159	$25

Basic and Diluted Earnings (Loss) per Common Share	$(9.56)	$0.09	$0.09	$0.48	$(8.90)	$10.59	$1.69

Operating Income (Loss)	$(144)	$2	$—	$—	$(142)	$257	$115
Depreciation and Amortization	48	—	—	—	48	—	48
EBITDA (non-GAAP) (1)	$(96)	$2	$—	$—	$(94)	$257	$163

Operating income (loss) margin (2)	-93.5%				-92.2%		21.6%
Impact of depreciation and amortization	31.2%				31.2%		9.0%
EBITDA margin (non-GAAP) (1)	-62.3%				-61.0%		30.6%

Notes:

(1)          EBITDA is a non-GAAP measure that represents earnings before interest, taxes, depreciation, and amortization. EBITDA margin is a non-GAAP measure calculated by dividing EBITDA by operating revenue.

(2)          Operating income margin is calculated by dividing operating income by operating revenue.

(3)          Restructuring costs are associated with strategic organizational cost savings initiatives.

(4)          Reorganization items represent charges that are directly associated with the process of reorganizing the business under Chapter 11 of the United States Bankruptcy Code.

(5)          As a result of the passage of the Health Care Reform Act in the first quarter of 2010, the future benefit of certain deferred tax assets was eliminated, resulting in a charge in the current period.

(6)          Fresh start accounting items include adjustments for revenue and expense items that would have been otherwise amortized into the Company’s statement of operations but were written off at December 31, 2009 as prescribed by United States Generally Accepted Accounting Principles.

SuperMedia Inc

Consolidated Statements of Operations

Reconciliation from Reported (GAAP) to Adjusted (Non-GAAP)

Three Months Ended March 31, 2009

(dollars in millions, except per share amounts)

	Predecessor Company
		Adjustments
	3 Mos. Ended 3/31/09	Stock-Based Compensation			3 Mos. Ended 3/31/09
Unaudited	Reported (GAAP)	and Swap Adjustments(3)	Restructuring Costs (4)	Reorganization Items (5)	Adjusted (Non-GAAP)

Operating Revenue	$674	$—	$—	$—	$674

Operating Expense
Selling	197	—	—	—	197
Cost of sales (exclusive of depreciation and amortization)	151	—	—	—	151
General and administrative	124	(2)	(12)	—	110
Depreciation and amortization	17	—	—	—	17
Total Operating Expense	489	(2)	(12)	—	475

Operating Income	185	2	12	—	199
Interest expense, net	154	2	—	—	156
Income Before Reorganization Items and Provision for Income Taxes	31	—	12	—	43

Reorganization items	396	—	—	(396)	—

Income (Loss) Before Provision (Benefit) for Income Taxes	(365)	—	12	396	43
Provision (benefit) for income taxes	(122)	—	4	135	17
Net Income (Loss)	$(243)	$—	$8	$261	$26

Basic and Diluted Earnings (Loss) per Common Share	$(1.66)	$—	$0.06	$1.78	$0.18

Operating Income	$185	$2	$12	$—	$199
Depreciation and Amortization	17	—	—	—	17
EBITDA (non-GAAP) (1)	$202	$2	$12	$—	$216

Operating Income margin (2)	27.5%				29.5%
Impact of depreciation and amortization	2.5%				2.5%
EBITDA margin (non-GAAP) (1)	30.0%				32.0%

Notes:

(1)          EBITDA is a non-GAAP measure that represents earnings before interest, taxes, depreciation, and amortization. EBITDA margin is a non-GAAP measure calculated by dividing EBITDA by operating revenue.

(2)          Operating income margin is calculated by dividing operating income by operating revenue.

(3)          The stock-based compensation reflects costs associated with a one-time incentive compensation award granted to most of the Company’s employees in January 2007. The swap adjustments reflect the changes associated with the discontinuation of hedge accounting.

(4)          Restructuring costs are associated with strategic organizational cost savings initiatives.

(5)          Reorganization items represent charges that are directly associated with the process of reorganizing the business under Chapter 11 of the United States Bankruptcy Code.

SuperMedia Inc.

Consolidated Balance Sheets

Reported (GAAP)

As of March 31, 2010 and December 31, 2009

(dollars in millions)

Unaudited	3/31/2010	12/31/2009	$ Change

Assets
Current assets:
Cash and cash equivalents	$293	$212	$81
Accounts receivable, net of allowances of $22 and $0	243	291	(48)
Unbilled receivable	357	655	(298)
Accrued taxes receivable	99	132	(33)
Deferred directory costs	106	24	82
Prepaid expenses and other	26	17	9
Total current assets	1,124	1,331	(207)
Property, plant and equipment	111	107	4
Less: accumulated depreciation	7	—	7
	104	107	(3)
Goodwill	1,707	1,707	—
Intangible assets, net	579	614	(35)
Pension assets	67	65	2
Other non-current assets	7	10	(3)
Total Assets	$3,588	$3,834	$(246)

Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt	$55	$—	$55
Accounts payable and accrued liabilities	192	232	(40)
Deferred revenue	52	—	52
Deferred tax liabilities	109	218	(109)
Other	16	19	(3)
Total current liabilities	424	469	(45)
Long-term debt	2,695	2,750	(55)
Employee benefit obligations	321	325	(4)
Non-current deferred tax liabilities	55	55	—
Unrecognized tax benefits	34	33	1
Other liabilities	2	2	—

Stockholders’ equity:
Common stock ($.01 par value; 60 million shares authorized, 15,496,338 and 14,996,952 shares issued and outstanding in 2010 and 2009, respectively)	—	—	—
Additional paid-in capital	200	200	—
Retained earnings (deficit)	(143)	—	(143)
Accumulated other comprehensive loss	—	—	—
Total stockholders’ equity	57	200	(143)
Total Liabilities and Stockholders’ Equity	$3,588	$3,834	$(246)

SuperMedia Inc.

Consolidated Statements of Cash Flows

Reported (GAAP)

Three Months Ended March 31, 2010 Compared to Three Months Ended March 31, 2009

(dollars in millions)

	Successor Company	Predecessor Company
Unaudited	3 Mos. Ended 3/31/10	3 Mos. Ended 3/31/09	$ Change

Cash Flows from Operating Activities
Net Income	$(143)	$(243)	$100
Adjustments to reconcile net income to net cash provided by operating activities:
Non-cash reorganization items	—	396	(396)
Depreciation and amortization expense	48	17	31
Employee retirement benefits	5	4	1
Deferred income taxes	(109)	(146)	37
Provision for uncollectible accounts	12	62	(50)
Stock-based compensation expense	—	3	(3)
Changes in current assets and liabilities
Accounts receivable	334	(43)	377
Deferred directory costs	(82)	17	(99)
Other current assets	(9)	1	(10)
Accounts payable and accrued liabilities	41	131	(90)
Other, net	(5)	(15)	10
Net cash provided by operating activities	92	184	(92)

Cash Flows from Investing Activities
Capital expenditures (including capitalized software)	(11)	(11)	—
Other, net	—	(1)	1
Net cash used in investing activities	(11)	(12)	1

Cash Flows from Financing Activities
Repayment of long-term debt	—	—	—
Net cash used in financing activities	—	—	—
Increase (decrease) in cash and cash equivalents	81	172	(91)
Cash and cash equivalents, beginning of year	212	510	(298)
Cash and cash equivalents, end of period	$293	$682	$(389)

SuperMedia Inc.

Advertising Sales

(dollars in millions)

	Successor Company	Predecessor Company
	3 Mos. Ended	3 Mos. Ended	3 Mos. Ended
Unaudited	3/31/10	3/31/09	3/31/08

Net Advertising Sales(1)	$497	$626	$744
% Change year-over-year	(20.6)%	(15.9)%

Notes:

(1) Net advertising sales is an operating measure used by the Company to compare advertising sales for current advertising periods to corresponding sales for previous periods.  It is important to distinguish net advertising sales from operating revenue, which on our financial statements is recognized under the deferral and amortization method.